EXHIBIT 10.1

                    Intellectual Property Transfer Agreement


This Intellectual Property Transfer Agreement("Transfer Agreement") is entered into as of May 15, 2008, by and between InDis Baltic, a Lithuanian Company, with its principal offices at Pylimo 11-8, LT-01118 Vilnius, Lithuania ("Developer"), and Tombstone Cards, Inc., a Colorado Corporation, with its principal offices at 2400 Central Ave, Suite G, Boulder, Colorado ("Client").

a) Developer is in the business of designing and developing computer software applications including on-line image editing.

b) Client is in the business of sales and marketing of products utilizing on-line image editing.

c) Developer created an online image editing software (OIE) capable of producing low resolution images (72 dpi) and has been selling it since 2002.

d) The Developer warrants that it owns all of the rights to the underlying code encompassing OIE without restriction.

e) Client engaged Developer to design and develop certain intellectual and proprietary property consisting of computer software called OIEPrint (Technology) according to the terms, specifications, and conditions set forth in the Development Agreement mutually signed by the parties dated October 6, 2006.

i) Client and Developer (Parties) agree that the Technology is based in part on intellectual property, code and know-how created by the developer for OIE.

f) The Client and Developer have previously declared that they jointly and equally own the Technology created under the Development Agreement and desire to commercially exploit it worldwide.

Whereas Client now desires to own all rights and intellectual property associated with the Technology and the Developer wishes to sell its rights, the Parties agree as follows:

1) Sale and Assignment

a) Transfer of Interests. Developer hereby sells, assigns and transfers to the Client all of their right, title and interest in and to the Technology and all rights to its intellectual property and proprietary technology contained in the Technology including all rights to OIE.

2) Purchase

a) Purchase and Acceptance: For all the rights specified above, Client agrees to pay Developer the following:

i) $7,500 (USD) immediately upon mutual acceptance of Transfer Agreement.

ii) 140,000 shares of restricted common stock of Client upon final acceptance of the Technology

iii) $7,500 (USD) upon final acceptance of the Technology by Client.

iv) $10,000 (USD) 90 days from the final acceptance of the Technology by Client.

3) Additional Consideration

i) Client will provide to Developer an exclusive license, Clients use excepted, for OIE for One U.S. Dollar.

b) Developer will be the programmer for the next two phases of the Technology development, including OIEPrint Store and OIEPrint VDP.

c) Developer will be the primary outside vendor for providing customization services to OIEPrint licensees for the next 12 months.

4) Improvements and Patents

a) Developer will change the name and all collateral materials in utilization of OIE so that it is distinguishable from the Technology and its derivatives.

b) Improvements. Developer agrees that any future development of OIE will be limited to improving its functionality or user experience and that the final graphical output of the OIE will not rise above the equivalent of 96 dpi without the express written permission of the Client.

c) Applications. Upon the request of and at the expense of the Client, the Developer will cooperate and assist with the filing of such applications for letters patent or copyrights in the United States, or in foreign countries, on the Technology and any improvements as the Client deems necessary. Developer will assign to the Client all right, title and interest in and to these applications.

5) Developer Covenants

a) As soon as practicable following the execution of this Transfer Agreement, the Developer will deliver to the Client in written form design documentation containing all the trade secret information relating to the Technology. The Developer warrants that it owns all of the rights to the underlying code encompassing OIE without restriction.

b) Assistance in Utilizing Technology. Developer will assist the Clients employees in utilizing all existing and future information which the Client or its employees own or might obtain in order to use fully and efficiently the Technology or any improvements.

c) Confidentiality. The Developer agrees that they will not disclose any proprietary information of the Client with respect to the Technology and any improvements to any other person or entity without the written consent of the Client, nor will they use the Technology for the benefit of any person or entity other than the Client without such consent except as expressly permitted by the License of OIE.

6) Litigation

a) Prosecution by Client. The Client will have the sole right to pursue any action necessary to prevent the infringement by others of any protectable aspect of the Technology, will pay all expenses associated with any such action, suit or proceeding and will retain all sums recovered.

b) Assistance. In connection with any such actions the Developer will assist the Client and will testify, whenever requested to do so by the Client at the Clients expense, and will execute all agreements, instruments or other documents necessary or desirable for such assistance.

7) Miscellaneous

a) Governing Law. This Transfer Agreement will be governed by and construed under the laws of the State of Colorado, USA, as applied to agreement among Colorado residents entered into and to be performed entirely within Colorado. The Federal and State Courts of the State of Colorado will have jurisdiction over any claim brought under or pertaining to this Transfer Agreement, and Parties consent to the personal jurisdiction of those Courts.

b) Counterparts. This Transfer Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8) Notices

a. Except as otherwise provided in this Transfer Agreement, notices required to be given pursuant to this Transfer Agreement will be effective when received, and will be sufficient if given in writing, hand delivered, sent by facsimile with confirmation of receipt, sent by First Class Mail, return receipt requested (for all types of correspondence), postage prepaid, or sent by overnight courier service and addressed as follows:

To Client: Tombstone Cards
        2400 Central Ave,
        Suite G
        Boulder, CO 80301
Attn: William Reilly

Fax no.: 303-339-6488

To Developer: InDis, Baltic
        Pylimo 11-8
        LT-01118 Vilnius
        Lithuania
Attn: Peter Quintus

Fax no.: +3705 239 50 23

9) Publicity

The Developer will not disclose the terms and conditions of this Transfer Agreement without the prior written consent of the Client, except as is reasonably necessary to the Developers bankers, attorneys, or accountants or may be required by law.

10) Independent Contractor

Nothing in this Transfer Agreement will be deemed to create an employer/employee, principal/agent, or joint venture relationship. Neither party has the authority to enter into any contracts on behalf of the other party or otherwise act on behalf of the other party unless agreed to in writing.

11) Dispute Resolution

The Parties agree that in the event of any dispute or disagreement between them in connection with this Transfer Agreement, the Parties will use their best efforts to resolve any dispute through good- faith negotiation and mutual agreement. The Parties will meet at a mutually convenient time and place to attempt to resolve any such dispute. However, in the event that the Parties are unable to resolve any such dispute, the Parties will first attempt to settle such dispute through a non-binding mediation proceeding. In no event will the results of any mediation proceeding be admissible in any arbitration or judicial proceeding.

12) Severability

In case any provision of this Transfer Agreement is held to be invalid, unenforceable, or illegal, that provision will be severed and will not affect any other provisions of this Transfer Agreement.

13) Waiver

The failure of either party to enforce any provisions of this Transfer Agreement is not a waiver of the provisions or of the right of that party to subsequently enforce that, or any other, provision of this Transfer Agreement.

14) Attorney Fees

In the event of any dispute between the parties arising out of this Transfer Agreement, the prevailing party will be entitled to recover its attorney fees and costs.

15) Effective Date

The effective date of this Transfer Agreement is May 15, 2008.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Marketing Agreement on the date set forth above.


DEVELOPER:                            CLIENT:



InDis BALTIC                          TOMBSTONE CARDS, INC.



By: /s/Peter Qhintas                  By: /s/ John Harris
    ----------------------                ------------------------
    General Manager                       President & Chief Executive Officer